EXHIBIT 11 TO FORM 10-QSB

                        FRONTIER NATURAL GAS CORPORATION
        Computation of Net Income Per Common and Common Equivalent Share
                                   (Unaudited)


                                                              Nine months ended September 30,
                                                           ---------------------------------------
                                                                 1997                  1996
                                                           ------------------    -----------------
      Common shares issued and outstanding,
               Beginning                                          9,865,906             5,058,406

      Add:     Common stock issued for service                         ----                87,500
                                                           ==================    =================

      Total equivalent common shares                              9,865,906             7,142,056
                                                           ==================    =================

      Net loss                                             $                     $
                                                                 (4,194,815)           (2,288,471)

      Less:    Cumulative preferred stock dividend                   77,365                77,365
                                                           ------------------    -----------------

      Net loss available to common and common
               equivalent shares                           $                     $     (2,365,836)
                                                                 (4,272,180)
                                                           ==================    =================
      Net loss per common and common
               equivalent share                            $                       $
                                                           (0.44)                (0.33)
                                                           ==================    =================